Exhibit 6(o)
FORM OF
GENERAL DISTRIBUTION AGREEMENT
between
_______________________
and
FIDELITY DISTRIBUTORS CORPORATION
 Agreement made this ______________________ day of         , 19  , between
__________, a ____________ business trust having its principal place of business in Boston, Massachusetts and which may issue one or more series of beneficial interest ("Issuer"), with respect to shares of _______________ series of the Issuer, and Fidelity Distributors Corporation, a Massachusetts corporation having its principal place of business in Boston, Massachusetts ("Distributors").
 In consideration of the mutual promises and undertakings herein contained, the parties agree as follows:
1. Sale of Shares - The Issuer grants to Distributors the right to sell shares on behalf of the Issuer during the term of this Agreement and subject to the registration requirements of the Securities Act of 1933, as amended ("1933 Act"), and of the laws governing the sale of securities in the various states ("Blue Sky Laws") under the following terms and conditions: Distributors (i) shall have the right to sell, as agent on behalf of the Issuer, shares authorized for issue and registered under the 1933 Act, and (ii) may sell shares under offers of exchange, if available, between and among the funds advised by Fidelity Management & Research Company ("FMR") or any of its affiliates.
2. Sale of Shares by the Issuer - The rights granted to Distributors shall be nonexclusive in that the Issuer reserves the right to sell its shares to investors on applications received and accepted by the Issuer. Further, the Issuer reserves the right to issue shares in connection with the merger or consolidation, or acquisition by the Issuer through purchase or otherwise, with any other investment company, trust, or personal holding company.
3. Shares Covered by this Agreement - This Agreement shall apply to unissued shares of the Issuer, shares of the Issuer held in its treasury in the event that in the discretion of the Issuer treasury shares shall be sold, and shares of the Issuer repurchased for resale.
4. Public Offering Price - Except as otherwise noted in the Issuer's current Prospectus and/or Statement of Additional Information, all shares sold to investors by Distributors or the Issuer will be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per share, as determined in the manner described in the Issuer's current Prospectus and/or Statement of Additional Information, plus a sales charge (if any) described in the Issuer's current Prospectus and/or Statement of Additional Information. The Issuer shall in all cases receive the net asset value per share on all sales. If a sales charge is in effect, Distributors shall have the right subject to such rules or regulations of the Securities and Exchange Commission as may then be in effect pursuant to Section 22 of the Investment Company Act of 1940 to pay a portion of the sales charge to dealers who have sold shares of the Issuer. If a fee in connection with shareholder redemptions is in effect, the Issuer shall collect the fee on behalf of Distributors and, unless otherwise agreed upon by the Issuer and Distributors, Distributors shall be entitled to receive all of such fees.
5. Suspension of Sales - If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for shares shall be processed by Distributors except such unconditional orders as may have been placed with Distributors before it had knowledge of the suspension. In addition, the Issuer reserves the right to suspend sales and Distributors' authority to process orders for shares on behalf of the Issuer if, in the judgment of the Issuer, it is in the best interests of the Issuer to do so. Suspension will continue for such period as may be determined by the Issuer.
6. Solicitation of Sales - In consideration of these rights granted to Distributors, Distributors agrees to use all reasonable efforts, consistent with its other business, to secure purchasers for shares of the Issuer. This shall not prevent Distributors from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. This does not obligate Distributors to register as a broker or dealer under the Blue Sky Laws of any jurisdiction in which it is not now registered or to maintain its registration in any jurisdiction in which it is now registered. If a sales charge is in effect, Distributors shall have the right to enter into sales agreements with dealers of its choice for the sale of shares of the Issuer to the public at the public offering price only and fix in such agreements the portion of the sales charge which may be retained by dealers, provided that the Issuer shall approve the form of the dealer agreement and the dealer discounts set forth therein and shall evidence such approval by filing said form of dealer agreement and amendments thereto as an exhibit to its currently effective Registration Statement under the 1933 Act.
7. Authorized Representations - Distributors is not authorized by the Issuer to give any information or to make any representations other than those contained in the appropriate registration statements or Prospectuses and Statements of Additional Information filed with the Securities and Exchange Commission under the 1933 Act (as these registration statements, Prospectuses and Statements of Additional Information may be amended from time to time), or contained in shareholder reports or other material that may be prepared by or on behalf of the Issuer for Distributors' use. This shall not be construed to prevent Distributors from preparing and distributing sales literature or other material as it may deem appropriate.
8. Portfolio Securities - Portfolio securities of the Issuer may be bought or sold by or through Distributors, and Distributors may participate directly or indirectly in brokerage commissions or "spreads" for transactions in portfolio securities of the Issuer.
9. Registration of Shares - The Issuer agrees that it will take all action necessary to register shares under the 1933 Act (subject to the necessary approval of its shareholders) so that there will be available for sale the number of shares Distributors may reasonably be expected to sell. The Issuer shall make available to Distributors such number of copies of its currently effective Prospectus and Statement of Additional Information as Distributors may reasonably request. The Issuer shall furnish to Distributors copies of all information, financial statements and other papers which Distributors may reasonably request for use in connection with the distribution of shares of the Issuer.
10. Expenses - The Issuer shall pay all fees and expenses (a) in connection with the preparation, setting in type and filing of any registration statement, Prospectus and Statement of Additional Information under the 1933 Act and amendments for the issue of its shares, (b) in connection with the registration and qualification of shares for sale in the various states in which the Board of Trustees of the Issuer shall determine it advisable to qualify such shares for sale (including registering the Issuer as a broker or dealer or any officer of the Issuer as agent or salesman in any state), (c) of preparing, setting in type, printing and mailing any report or other communication to shareholders of the Issuer in their capacity as such, and (d) of preparing, setting in type, printing and mailing Prospectuses, Statements of Additional Information and any supplements thereto sent to existing shareholders.
 [IF YOUR FUND HAS A 12B-1 PLAN: As provided in the Distribution and Service Plan adopted by the Issuer, it] [IF YOUR FUND DOES NOT HAVE A 12B-1
PLAN: It] is recognized by the Issuer that FMR may make payment to Distributors with respect to any expenses incurred in the distribution of shares of the Issuer, such payments payable from the past profits or other resources of FMR including management fees paid to it by the Issuer.
11. Indemnification - The Issuer agrees to indemnify and hold harmless Distributors and each of its directors and officers and each person, if any, who controls Distributors within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the ground that the registration statement, Prospectus, Statement of Additional Information, shareholder reports or other information filed or made public by the Issuer (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, or any other statute or the common law. However, the Issuer does not agree to indemnify Distributors or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Issuer by or on behalf of Distributors. In no case (i) is the indemnity of the Issuer in favor of Distributors or any person indemnified to be deemed to protect Distributors or any person against any liability to the Issuer or its security holders to which Distributors or such person would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Issuer to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against Distributors or any person indemnified unless Distributors or person, as the case may be, shall have notified the Issuer in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon Distributors or any such person (or after Distributors or such person shall have received notice of service on any designated agent). However, failure to notify the Issuer of any claim shall not relieve the Issuer from any liability which it may have to Distributors or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Issuer shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Issuer elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to Distributors or person or persons, defendant or defendants in the suit. In the event the Issuer elects to assume the defense of any suit and retain counsel, Distributors, officers or directors or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Issuer does not elect to assume the defense of any suit, it will reimburse Distributors, officers or directors or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Issuer agrees to notify Distributors promptly of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of any of the shares.
 Distributors also covenants and agrees that it will indemnify and hold harmless the Issuer and each of its Board members and officers and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of Distributors or any of its employees or alleging that the registration statement, Prospectus, Statement of Additional Information, shareholder reports or other information filed or made public by the Issuer (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with information furnished to the Issuer by or on behalf of Distributors. In no case (i) is the indemnity of Distributors in favor of the Issuer or any person indemnified to be deemed to protect the Issuer or any person against any liability to which the Issuer or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is Distributors to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Issuer or any person indemnified unless the Issuer or person, as the case may be, shall have notified Distributors in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Issuer or any such person (or after the Issuer or such person shall have received notice of service on any designated agent). However, failure to notify Distributors of any claim shall not relieve Distributors from any liability which it may have to the Issuer or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to Distributors, it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if Distributors elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Issuer, to its officers and Board and to any controlling person or persons, defendant or defendants in the suit. In the event that Distributors elects to assume the defense of any suit and retain counsel, the Issuer or controlling persons, defendant or defendants in the suit, shall bear the fees and expense of any additional counsel retained by them. If Distributors does not elect to assume the defense of any suit, it will reimburse the Issuer, officers and Board or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. Distributors agrees to notify the Issuer promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the shares.
12. Effective Date - This agreement shall be effective upon its execution, and unless terminated as provided, shall continue in force until March 31,
199   and thereafter from year to year, provided continuance is approved annually by the vote of a majority of the Board members of the Issuer, and by the vote of those Board members of the Issuer who are not "interested persons" of the Issuer and, if a plan under Rule 12b-1 under the Investment Company Act of 1940 is in effect, by the vote of those Board members of the Issuer who are not "interested persons" of the Issuer and who are not parties to the Distribution and Service Plan or this Agreement and have no financial interest in the operation of the Distribution and Service Plan or in any agreements related to the Distribution and Service Plan, cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph, the terms "assignment" and "interested persons" shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended. In addition to termination by failure to approve continuance or by assignment, this Agreement may at any time be terminated by either party upon not less than sixty days' prior written notice to the other party.
13. Notice - Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Issuer, at 82 Devonshire Street, Boston, Massachusetts, and if to Distributors, at 82 Devonshire Street, Boston, Massachusetts.
14. Limitation of Liability - Distributors is expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust or other organizational document of the Issuer and agrees that the obligations assumed by the Issuer under this contract shall be limited in all cases to the Issuer and its assets. Distributors shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Issuer. Nor shall Distributors seek satisfaction of any such obligation from the Trustees or any individual Trustee of the Issuer. Distributors understands that the rights and obligations of each series of shares of the Issuer under the Issuer's Declaration of Trust or other organizational document are separate and distinct from those of any and all other series.
15. This agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof.
 IN WITNESS WHEREOF, the Issuer has executed this instrument in its name and behalf, and its seal affixed, by one of its officers duly authorized, and Distributors has executed this instrument in its name and behalf by one of its officers duly authorized, as of the day and year first above written.
      ___________________
     By _____________________________

      FIDELITY DISTRIBUTORS CORPORATION
     By _____________________________